Exhibit 99.1

Media Contact	Investor Contact
Alice Ferreira, 203-578-2610	Terry Mangan, 203-578-2318
acferreira@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS
FIRST QUARTER 2018 EARNINGS

WATERBURY, Conn., April 19, 2018 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced earnings applicable to common shareholders of $78.1 million, or $0.85 per diluted share, for the quarter ended March 31, 2018 compared to $57.3 million, or $0.62 per diluted share, for the quarter ended March 31, 2017.

“Webster’s first quarter results demonstrate the meaningful progress we are making on the execution of our strategic priorities,” said John Ciulla, president and chief executive officer. “Total revenues increased more than 10 percent from a year ago, driven by a 22 basis point increase in the net interest margin. Revenue growth, continuing investment, and effective risk management are enabling Webster to produce increasing levels of economic profit.”

Highlights for the first quarter of 2018:

•	Revenue of $282.9 million, an increase of 10.6 percent from a year ago, including net interest income of $214.2 million, an increase of 11.2 percent from a year ago.

•	Loan growth of $711 million, or 4.2 percent from a year ago, with growth of $654 million, or 6.4 percent, in commercial and commercial real estate loans.

•	Deposit growth of $1.1 billion, or 5.6 percent from a year ago, with growth of $694 million, or 14.5 percent, in health savings account deposits.

•	Net interest margin of 3.44 percent, up 22 basis points from a year ago.

•	Pre-tax, pre-provision net revenue growth of $19.4 million, or 21.1 percent from a year ago, led by HSA Bank’s growth of 59.6 percent.

•
Annualized return on average common shareholders’ equity of 12.15 percent compared to 9.43 percent a year ago; annualized return on average tangible common shareholders’ equity (non-GAAP) of 15.73 percent compared to 12.47 percent a year ago.

“Our ongoing balance sheet transformation is producing tangible results,” said Glenn MacInnes, executive vice president and chief financial officer. “Our loan portfolio yield is 40 basis points higher than a year ago as 52 percent of our loans reprice in 30 days or less. The cost of deposits has increased only 7 basis points as 57 percent of our deposits are in low-costing transactional and health savings accounts.”

Line of Business performance compared to the first quarter of 2017:

Commercial Banking
Webster’s Commercial Banking segment serves middle market, commercial real estate, asset-based lending, equipment finance, private banking, and treasury and payment solutions clients. As of March 31, 2018, Commercial Banking had $9.7 billion in loans and leases and $4.0 billion in deposit balances.

Commercial Banking Operating Results:

	Three months ended March 31,
(In thousands)	2018	2017
Net interest income	$84,651	$78,247
Non-interest income	15,316	13,424
Operating revenue	99,967	91,671
Non-interest expense	41,245	38,124
Pre-tax, pre-provision net revenue	$58,722	$53,547

	At March 31,
(In millions)	2018	2017
Loans and leases	$9,686	$9,112
Deposits	4,041	3,918

Pre-tax, pre-provision net revenue increased $5.2 million to $58.7 million in the quarter as compared to prior year. Net interest income increased $6.4 million to $84.7 million, primarily due to loan growth and higher deposit margin. Non-interest income increased $1.9 million to $15.3 million, primarily due to greater client interest rate hedging activity in the quarter as compared to prior year. Non-interest expense increased $3.1 million to $41.2 million, primarily due to investments in people and technology.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants and financial advisors. As of March 31, 2018, HSA Bank had $6.9 billion in total footings comprising $5.5 billion in deposit balances and $1.4 billion in assets under administration through linked investment accounts.

HSA Bank Operating Results:

	Three months ended March 31,
(In thousands)	2018	2017
Net interest income	$32,924	$24,052
Non-interest income	22,669	19,271
Operating revenue	55,593	43,323
Non-interest expense	31,515	28,239
Pre-tax, net revenue	$24,078	$15,084

	At March 31,
(In millions)	2018	2017
Number of accounts	2,643	2,364
Deposits	$5,488	$4,794
Linked investment accounts *	1,364	992
Total footings	$6,852	$5,786
* Linked investment accounts are held off balance sheet

Pre-tax net revenue increased $9.0 million to $24.1 million in the quarter as compared to prior year. Net interest income increased $8.9 million to $32.9 million, primarily due to growth in deposits and improved deposit spreads. Non-interest income increased $3.4 million to $22.7 million, primarily due to growth in accounts over the past year. Non-interest expense increased $3.3 million to $31.5 million, primarily due to account growth and continued investment in the business including expanded distribution.

Community Banking
Community Banking serves consumer and business banking customers primarily throughout southern New England and into Westchester County, New York. Community Banking is comprised of the Personal Banking and Business Banking operating segments, as well as a distribution network consisting of 167 banking centers and 333 ATMs, a customer care center, and a full range of web and mobile-based banking services.

As of March 31, 2018, Community Banking had $8.1 billion in loans and $11.6 billion in deposit balances.

Community Banking Operating Results:

	Three months ended March 31,
(In thousands)	2018	2017
Net interest income	$98,928	$93,590
Non-interest income	25,195	25,379
Operating revenue	124,123	118,969
Non-interest expense	96,829	95,179
Pre-tax, pre-provision net revenue	$27,294	$23,790

	At March 31,
(In millions)	2018	2017
Loans	$8,121	$7,985
Deposits	11,580	11,156

Pre-tax, pre-provision net revenue increased $3.5 million to $27.3 million in the quarter as compared to prior year. Net interest income increased $5.3 million to $98.9 million, primarily due to growth in loan and deposit balances, as well as improved interest rate spreads on deposits. Non-interest income decreased $0.2 million primarily driven by lower mortgage production and related returns on mortgage banking activities, offset by growth in fees from investment services, credit cards and client interest rate hedging activities. Non-interest expense increased $1.7 million as a result of higher compensation expenses coupled with investments in technology and risk management, partially offset by lower direct marketing expenses.
Consolidated financial performance:
Quarterly net interest income compared to the first quarter of 2017:

•	Net interest income was $214.2 million compared to $192.7 million.

•	Net interest margin was 3.44 percent compared to 3.22 percent. The yield on interest-earning assets increased by 28 basis points, and the cost of funds increased by 7 basis points.

•	Average interest-earning assets totaled $25.1 billion and grew by $717 million, or 2.9 percent.

•	Average loans totaled $17.8 billion and grew by $714 million, or 4.2 percent.

Quarterly provision for loan losses:

•	The Company recorded a provision for loan losses of $11.0 million, compared to $13.0 million in the prior quarter and $10.5 million a year ago.

•
Net charge-offs were $5.6 million, compared to $14.8 million in the prior quarter and $5.7 million a year ago. The decrease to prior quarter is primarily due to decreased commercial charge-offs. The ratio of net charge-offs to average loans on an annualized basis was 0.13 percent, compared to 0.34 percent in the prior quarter and 0.13 percent a year ago.

•
The allowance for loan losses represented 1.15 percent of total loans at March 31, 2018 compared to 1.14 percent at December 31, 2017 and 1.16 percent at March 31, 2017. The allowance for loan losses represented 153 percent of nonperforming loans compared to 158 percent at December 31, 2017 and 115 percent at March 31, 2017.

Quarterly non-interest income compared to the first quarter of 2017:

•
Total non-interest income was $68.7 million compared to $63.0 million, an increase of $5.7 million. This reflects increases of $3.4 million driven by account growth and $2.9 million related to client hedging and break-funding revenue, offset by a decrease of $1.1 million in mortgage banking activities driven by lower originations.

Quarterly non-interest expense compared to the first quarter of 2017:

•
Total non-interest expense was $171.6 million compared to $163.8 million, an increase of $7.8 million. This reflects an increase of $7.3 million in compensation and benefits along with an increase of $2.3 million in technology and equipment, offset by a decrease of $1.9 million in marketing.

Quarterly income taxes compared to the first quarter of 2017:

•	Income tax expense was $20.1 million compared to $22.0 million and the effective tax rate was 20.0 percent compared to 27.0 percent.

•	The lower effective tax rate in the quarter primarily reflects the reduction of the U.S. corporate tax rate effective in 2018 as a result of the Tax Cuts and Jobs Act enacted in 2017.
Investment securities:

•
Total investment securities were $7.2 billion compared to $7.1 billion at December 31, 2017 and $7.1 billion at March 31, 2017. The carrying value of the available-for-sale portfolio included $74.0 million of net unrealized losses compared to $37.1 million at December 31,

2017 and $28.2 million at March 31, 2017. The carrying value of the held-to-maturity portfolio does not reflect $111.3 million of net unrealized losses compared to $31.0 million at December 31, 2017, and $41.6 million at March 31, 2017.
Loans:

•
Total loans were $17.8 billion compared to $17.5 billion at December 31, 2017 and $17.1 billion at March 31, 2017. Compared to December 31, 2017, commercial loans increased by $359.6 million and commercial real estate loans increased by $21.0 million, while consumer loans decreased by $67.8 million and residential loans decreased by $31.0 million.

•
Compared to a year ago, commercial loans increased by $639.3 million, residential loans increased by $169.2 million, and commercial real estate loans increased by $14.3 million, while consumer loans decreased by $111.7 million.

•
Loan originations for portfolio were $1.111 billion compared to $1.302 billion in the prior quarter and $1.107 billion a year ago. In addition, $43 million of residential loans were originated for sale in the quarter compared to $60 million in the prior quarter and $73 million a year ago.

Asset quality:

•
Total nonperforming loans were $134.3 million, or 0.75 percent of total loans, compared to $126.6 million, or 0.72 percent, at December 31, 2017 and $173.8 million, or 1.02 percent, at March 31, 2017. Total paying nonperforming loans were $32.2 million compared to $33.2 million at December 31, 2017 and $73.5 million at March 31, 2017.

•	Past due loans were $41.6 million compared to $45.8 million at December 31, 2017 and $32.1 million at March 31, 2017.

Deposits and borrowings:

•
Total deposits were $21.4 billion compared to $21.0 billion at December 31, 2017 and $20.2 billion at March 31, 2017. Core deposits to total deposits were 88.1 percent compared to 88.2 percent at December 31, 2017 and 90.0 percent at March 31, 2017. The loan to deposit ratio was 83.3 percent compared to 83.5 percent at December 31, 2017 and 84.5 percent at March 31, 2017.

•	Total borrowings were $2.4 billion compared to $2.5 billion at December 31, 2017 and $3.0 billion at March 31, 2017.

Capital:

•
The return on average common shareholders’ equity and the return on average tangible common shareholders’ equity were 12.15 percent and 15.73 percent, respectively, compared to 9.43 percent and 12.47 percent, respectively, in the first quarter of 2017.

•
The tangible equity and tangible common equity ratios were 8.21 percent and 7.65 percent, respectively, compared to 7.82 percent and 7.34 percent, respectively, at March 31, 2017. The common equity tier 1 risk-based capital ratio was 10.99 percent compared to 10.75 percent at March 31, 2017.

•	Book value and tangible book value per common share were $27.94 and $21.78 respectively, compared to $26.45 and $20.26, respectively, at March 31, 2017.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association and its HSA Bank division. With $26.8 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 167 banking centers and 333 ATMs. Webster also provides mobile and Internet banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call

A conference call covering Webster’s 2018 first quarter earnings announcement will be held today, Thursday, April 19, 2018 at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of nonperforming assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes and cyber-security matters; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and ‘Management Discussion and Analysis of Financial Condition and Results of Operation.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

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WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017

Income and performance ratios:
Net income	$80,225	$69,893	$64,496	$61,579	$59,471
Earnings applicable to common shareholders	78,083	67,710	62,426	59,485	57,342
Earnings per diluted common share	0.85	0.73	0.67	0.64	0.62
Return on average assets	1.20%	1.05%	0.98%	0.94%	0.91%
Return on average tangible common shareholders' equity (non-GAAP)	15.73	13.85	12.99	12.65	12.47
Return on average common shareholders’ equity	12.15	10.66	9.95	9.63	9.43
Non-interest income as a percentage of total revenue	24.30	24.37	24.68	24.61	24.65

Asset quality:
Allowance for loan and lease losses	$205,349	$199,994	$201,803	$199,578	$199,107
Nonperforming assets	140,090	132,646	168,962	170,390	177,935
Allowance for loan and lease losses / total loans and leases	1.15%	1.14%	1.16%	1.16%	1.16%
Net charge-offs / average loans and leases (annualized)	0.13	0.34	0.18	0.16	0.13
Nonperforming loans and leases / total loans and leases	0.75	0.72	0.94	0.96	1.02
Nonperforming assets / total loans and leases plus OREO	0.79	0.76	0.97	0.99	1.04
Allowance for loan and lease losses / nonperforming loans and leases	152.95	158.00	123.32	119.96	114.54

Other ratios:
Tangible equity (non-GAAP)	8.21%	8.23%	8.03%	7.95%	7.82%
Tangible common equity (non-GAAP)	7.65	7.67	7.55	7.47	7.34
Tier 1 risk-based capital (a)	11.76	11.91	11.65	11.51	11.42
Total risk-based capital (a)	13.25	13.40	13.17	13.02	12.95
Common equity tier 1 risk-based capital (a)	10.99	11.14	10.99	10.84	10.75
Shareholders’ equity / total assets	10.15	10.20	10.01	9.95	9.85
Net interest margin	3.44	3.33	3.30	3.27	3.22
Efficiency ratio (non-GAAP)	59.76	59.48	59.18	60.65	62.10

Equity and share related:
Common equity	$2,571,105	$2,556,902	$2,516,077	$2,482,416	$2,437,648
Book value per common share	27.94	27.76	27.34	26.93	26.45
Tangible book value per common share (non-GAAP)	21.78	21.59	21.16	20.74	20.26
Common stock closing price	55.40	56.16	52.55	52.22	50.04
Dividends declared per common share	0.26	0.26	0.26	0.26	0.25

Common shares issued and outstanding	92,016	92,101	92,034	92,195	92,154
Weighted-average common shares outstanding - Basic	91,921	92,058	92,125	92,092	91,886
Weighted-average common shares outstanding - Diluted	92,254	92,400	92,503	92,495	92,342

(a) Presented as projected for March 31, 2018 and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	March 31, 2018	December 31, 2017	March 31, 2017
Assets:
Cash and due from banks	$164,927	$231,158	$184,044
Interest-bearing deposits	45,899	25,628	38,150
Securities:
Available for sale	2,773,506	2,638,037	2,897,060
Held to maturity	4,408,321	4,487,392	4,212,050
Total securities	7,181,827	7,125,429	7,109,110
Loans held for sale	19,727	20,888	28,698
Loans and Leases:
Commercial	6,278,502	5,918,927	5,639,244
Commercial real estate	4,544,831	4,523,828	4,530,507
Residential mortgages	4,459,862	4,490,878	4,290,685
Consumer	2,522,380	2,590,225	2,634,063
Total loans and leases	17,805,575	17,523,858	17,094,499
Allowance for loan and lease losses	(205,349)	(199,994)	(199,107)
Loans and leases, net	17,600,226	17,323,864	16,895,392
Federal Home Loan Bank and Federal Reserve Bank stock	125,328	151,566	163,557
Premises and equipment, net	127,196	130,001	134,551
Goodwill and other intangible assets, net	567,023	567,984	570,992
Cash surrender value of life insurance policies	535,391	531,820	521,427
Deferred tax asset, net	99,199	92,630	76,869
Accrued interest receivable and other assets	285,404	286,677	280,126
Total Assets	$26,752,147	$26,487,645	$26,002,916

Liabilities and Shareholders' Equity:
Deposits:
Demand	$4,074,992	$4,191,496	$3,913,058
Interest-bearing checking	2,624,885	2,736,952	2,607,060
Health savings accounts	5,487,627	5,038,681	4,793,734
Money market	2,344,526	2,209,492	2,452,726
Savings	4,299,759	4,348,700	4,456,980
Certificates of deposit	2,275,897	2,187,756	1,718,193
Brokered certificates of deposit	277,356	280,652	299,906
Total deposits	21,385,042	20,993,729	20,241,657
Securities sold under agreements to repurchase and other borrowings	931,299	643,269	807,573
Federal Home Loan Bank advances	1,202,030	1,677,105	1,922,832
Long-term debt	225,830	225,767	225,577
Accrued expenses and other liabilities	291,804	245,817	244,919
Total liabilities	24,036,005	23,785,687	23,442,558
Preferred stock	145,037	145,056	122,710
Common shareholders' equity	2,571,105	2,556,902	2,437,648
Total shareholders’ equity	2,716,142	2,701,958	2,560,358
Total Liabilities and Shareholders' Equity	$26,752,147	$26,487,645	$26,002,916

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended March 31,
(In thousands, except per share data)	2018	2017
Interest income:
Interest and fees on loans and leases	$193,220	$167,808
Interest and dividends on securities	52,559	51,556
Loans held for sale	142	316
Total interest income	245,921	219,680
Interest expense:
Deposits	18,156	13,435
Borrowings	13,597	13,581
Total interest expense	31,753	27,016
Net interest income	214,168	192,664
Provision for loan and lease losses	11,000	10,500
Net interest income after provision for loan and lease losses	203,168	182,164
Non-interest income:
Deposit service fees	40,451	37,006
Loan and lease related fees	6,996	7,208
Wealth and investment services	7,870	7,273
Mortgage banking activities	1,144	2,266
Increase in cash surrender value of life insurance policies	3,572	3,575
Other income	8,714	5,714
Total non-interest income	68,747	63,042
Non-interest expense:
Compensation and benefits	94,765	87,499
Occupancy	15,145	16,179
Technology and equipment	23,862	21,608
Marketing	3,552	5,441
Professional and outside services	4,788	4,276
Intangible assets amortization	962	1,055
Loan workout expenses	576	608
Deposit insurance	6,717	6,732
Other expenses	21,248	20,386
Total non-interest expense	171,615	163,784
Income before income taxes	100,300	81,422
Income tax expense	20,075	21,951
Net income	80,225	59,471
Preferred stock dividends and other	(2,142)	(2,129)
Earnings applicable to common shareholders	$78,083	$57,342

Weighted-average common shares outstanding - Diluted	92,254	92,342

Earnings per common share:
Basic	$0.85	$0.62
Diluted	0.85	0.62

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Interest income:
Interest and fees on loans and leases	$193,220	$185,172	$181,130	$174,456	$167,808
Interest and dividends on securities	52,559	50,735	49,584	52,130	51,556
Loans held for sale	142	208	307	203	316
Total interest income	245,921	236,115	231,021	226,789	219,680
Interest expense:
Deposits	18,156	17,379	16,760	14,679	13,435
Borrowings	13,597	13,804	13,357	14,323	13,581
Total interest expense	31,753	31,183	30,117	29,002	27,016
Net interest income	214,168	204,932	200,904	197,787	192,664
Provision for loan and lease losses	11,000	13,000	10,150	7,250	10,500
Net interest income after provision for loan and lease losses	203,168	191,932	190,754	190,537	182,164
Non-interest income:
Deposit service fees	40,451	37,618	38,321	38,192	37,006
Loan and lease related fees	6,996	6,550	6,346	6,344	7,208
Wealth and investment services	7,870	8,155	7,750	7,877	7,273
Mortgage banking activities	1,144	1,899	2,421	3,351	2,266
Increase in cash surrender value of life insurance policies	3,572	3,684	3,720	3,648	3,575
Other income	8,714	8,133	7,288	5,265	5,714
	68,747	66,039	65,846	64,677	63,042
Impairment loss on securities recognized in earnings	—	—	—	(126)	—
Total non-interest income	68,747	66,039	65,846	64,551	63,042
Non-interest expense:
Compensation and benefits	94,765	94,217	88,395	86,394	87,499
Occupancy	15,145	13,533	14,744	16,034	16,179
Technology and equipment	23,862	22,818	22,580	22,458	21,608
Marketing	3,552	3,320	4,045	4,615	5,441
Professional and outside services	4,788	5,045	4,030	3,507	4,276
Intangible assets amortization	962	977	1,002	1,028	1,055
Loan workout expenses	576	891	840	755	608
Deposit insurance	6,717	5,948	6,344	6,625	6,732
Other expenses	21,248	24,300	19,843	23,003	20,386
Total non-interest expense	171,615	171,049	161,823	164,419	163,784
Income before income taxes	100,300	86,922	94,777	90,669	81,422
Income tax expense	20,075	17,029	30,281	29,090	21,951
Net income	80,225	69,893	64,496	61,579	59,471
Preferred stock dividends and other	(2,142)	(2,183)	(2,070)	(2,094)	(2,129)
Earnings applicable to common shareholders	$78,083	$67,710	$62,426	$59,485	$57,342

Weighted-average common shares outstanding - Diluted	92,254	92,400	92,503	92,495	92,342

Earnings per common share:
Basic	$0.85	$0.74	$0.68	$0.65	$0.62
Diluted	0.85	0.73	0.67	0.64	0.62

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended March 31,
		2018			2017
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$17,754,773	$193,864	4.37%	$17,041,156	$168,729	3.97%
Securities (a)	7,158,505	52,489	2.91	7,071,274	52,851	2.98
Federal Home Loan and Federal Reserve Bank stock	133,241	1,455	4.43	182,211	1,687	3.76
Interest-bearing deposits	52,711	201	1.52	68,157	130	0.77
Loans held for sale	16,330	142	3.49	36,239	316	3.49
Total interest-earning assets	25,115,560	$248,151	3.95%	24,399,037	$223,713	3.67%
Non-interest-earning assets	1,641,721			1,642,732
Total Assets	$26,757,281			$26,041,769

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$4,163,364	$—	—%	$3,935,232	$—	—%
Savings, interest checking, and money market deposits	14,769,743	10,337	0.28	14,060,535	7,780	0.22
Certificates of deposit	2,459,145	7,819	1.29	2,022,522	5,655	1.13
Total deposits	21,392,252	18,156	0.34	20,018,289	13,435	0.27

Securities sold under agreements to repurchase and other borrowings	875,829	3,640	1.66	905,239	3,540	1.56
Federal Home Loan Bank advances	1,311,832	7,281	2.22	2,136,804	7,493	1.40
Long-term debt	225,799	2,676	4.74	225,541	2,548	4.52
Total borrowings	2,413,460	13,597	2.25	3,267,584	13,581	1.66
Total interest-bearing liabilities	23,805,712	$31,753	0.54%	23,285,873	$27,016	0.47%
Non-interest-bearing liabilities	228,978			196,542
Total liabilities	24,034,690			23,482,415

Preferred stock	145,161			122,710
Common shareholders' equity	2,577,430			2,436,644
Total shareholders' equity	2,722,591			2,559,354
Total Liabilities and Shareholders' Equity	$26,757,281			$26,041,769
Tax-equivalent net interest income		216,398			196,697
Less: tax-equivalent adjustments		(2,230)			(4,033)
Net interest income		$214,168			$192,664
Net interest margin			3.44%			3.22%

(a) For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Loan and Lease Balances (actual):
Commercial non-mortgage	$5,404,231	$5,084,148	$5,031,481	$4,868,641	$4,791,107
Asset-based lending	874,271	834,779	883,599	861,203	848,137
Commercial real estate	4,544,831	4,523,828	4,464,917	4,556,208	4,530,507
Residential mortgages	4,459,862	4,490,878	4,499,441	4,388,308	4,290,685
Consumer	2,522,380	2,590,225	2,566,983	2,599,318	2,634,063
Total Loan and Lease Balances	17,805,575	17,523,858	17,446,421	17,273,678	17,094,499
Allowance for loan and lease losses	(205,349)	(199,994)	(201,803)	(199,578)	(199,107)
Loans and Leases, net	$17,600,226	$17,323,864	$17,244,618	$17,074,100	$16,895,392

Loan and Lease Balances (average):
Commercial non-mortgage	$5,306,412	$5,080,267	$4,990,146	$4,891,446	$4,773,931
Asset-based lending	864,895	876,070	859,289	864,247	845,269
Commercial real estate	4,538,429	4,446,162	4,475,207	4,550,595	4,479,379
Residential mortgages	4,476,057	4,498,707	4,455,932	4,340,656	4,279,662
Consumer	2,568,980	2,600,970	2,583,945	2,619,480	2,662,915
Total Loan and Lease Balances	17,754,773	17,502,176	17,364,519	17,266,424	17,041,156
Allowance for loan and lease losses	(201,575)	(202,632)	(202,628)	(201,852)	(198,308)
Loans and Leases, net	$17,553,198	$17,299,544	$17,161,891	$17,064,572	$16,842,848

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets (unaudited)
(Dollars in thousands)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Nonperforming loans and leases:
Commercial non-mortgage	$46,843	$39,795	$59,512	$68,977	$75,186
Asset-based lending	1,571	589	8,558	—	—
Commercial real estate	3,884	4,484	11,066	11,168	9,793
Residential mortgages	44,496	44,407	45,597	46,018	46,792
Consumer	37,465	37,307	38,915	40,206	42,054
Total nonperforming loans and leases	$134,259	$126,582	$163,648	$166,369	$173,825

Other real estate owned and repossessed assets:
Commercial non-mortgage	$218	$305	$328	$33	$82
Residential mortgages	2,785	3,110	2,843	2,513	2,296
Consumer	2,828	2,649	2,143	1,475	1,732
Total other real estate owned and repossessed assets	$5,831	$6,064	$5,314	$4,021	$4,110
Total nonperforming assets	$140,090	$132,646	$168,962	$170,390	$177,935

WEBSTER FINANCIAL CORPORATION Five Quarter Past Due Loans and Leases (unaudited)
(Dollars in thousands)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Past due 30-89 days:
Commercial non-mortgage	$4,749	$8,167	$3,169	$2,793	$2,983
Asset-based lending	—	—	—	—	—
Commercial real estate	1,103	551	1,783	1,013	2,072
Residential mortgages	17,337	13,771	11,700	9,831	11,530
Consumer	17,602	22,394	15,942	14,360	14,762
Total past due 30-89 days	40,791	44,883	32,594	27,997	31,347
Past due 90 days or more and accruing	845	887	934	1,185	747
Total past due loans and leases	$41,636	$45,770	$33,528	$29,182	$32,094

WEBSTER FINANCIAL CORPORATION Five Quarter Changes in the Allowance for Loan and Lease Losses (unaudited)
	For the Three Months Ended
(Dollars in thousands)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Beginning balance	$199,994	$201,803	$199,578	$199,107	$194,320
Provision	11,000	13,000	10,150	7,250	10,500
Charge-offs:
Commercial non-mortgage	1,542	387	3,123	2,315	308
Asset-based lending	—	2,572	—	—	—
Commercial real estate	77	8,324	749	100	102
Residential mortgages	917	560	585	623	732
Consumer	5,074	6,174	6,197	5,602	6,474
Total charge-offs	7,610	18,017	10,654	8,640	7,616
Recoveries:
Commercial non-mortgage	135	1,231	545	330	336
Asset-based lending	—	33	—	—	—
Commercial real estate	2	144	10	4	7
Residential mortgages	385	100	280	407	237
Consumer	1,443	1,700	1,894	1,120	1,323
Total recoveries	1,965	3,208	2,729	1,861	1,903
Total net charge-offs	5,645	14,809	7,925	6,779	5,713
Ending balance	$205,349	$199,994	$201,803	$199,578	$199,107

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures ____ ___
The Company evaluates its business based on certain ratios that utilize tangible equity, a non-GAAP financial measure. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average shareholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding foreclosed property expense, amortization of intangibles, gain or loss on securities, and other non-recurring items. Core deposits express total deposits less time deposits. Accordingly, these are also non-GAAP financial measures.
The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company. Other companies may define or calculate supplemental financial data differently. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Return on average tangible common shareholders' equity:
Net income (GAAP)	$80,225	$69,893	$64,496	$61,579	$59,471
Less: Preferred stock dividends (GAAP)	1,947	2,112	2,024	2,024	2,024
Add: Intangible assets amortization, tax-effected (GAAP)	760	635	651	668	686
Income adjusted for preferred stock dividends and intangible assets amortization (non-GAAP)	$79,038	$68,416	$63,123	$60,223	$58,133
Income adjusted for preferred stock dividends and intangible assets amortization, annualized basis (non-GAAP)	$316,152	$273,664	$252,492	$240,892	$232,532
Average shareholders' equity (non-GAAP)	$2,722,591	$2,675,733	$2,635,312	$2,597,222	$2,559,354
Less: Average preferred stock (non-GAAP)	145,161	131,707	122,710	122,710	122,710
Average goodwill and other intangible assets (non-GAAP)	567,547	568,546	569,538	570,560	571,611
Average tangible common shareholders' equity (non-GAAP)	$2,009,883	$1,975,480	$1,943,064	$1,903,952	$1,865,033
Return on average tangible common shareholders' equity (non-GAAP)	15.73%	13.85%	12.99%	12.65%	12.47%

Efficiency ratio:
Non-interest expense (GAAP)	$171,615	$171,049	$161,823	$164,419	$163,784
Less: Foreclosed property activity (GAAP)	85	(97)	(72)	(143)	74
Intangible assets amortization (GAAP)	962	977	1,002	1,028	1,055
Other expenses (non-GAAP)	—	6,106	213	1,587	1,123
Non-interest expense (non-GAAP)	$170,568	$164,063	$160,680	$161,947	$161,532
Net interest income (GAAP)	$214,168	$204,932	$200,904	$197,787	$192,664
Add: Tax-equivalent adjustment (non-GAAP)	2,230	4,444	4,340	4,136	4,033
Non-interest income (GAAP)	68,747	66,039	65,846	64,551	63,042
Other (non-GAAP)	295	421	431	555	391
Less: Gain on investment securities, net (GAAP)	—	—	—	—	—
One-time gain on the sale of an asset (GAAP)	—	—	—	—	—
Income (non-GAAP)	$285,440	$275,836	$271,521	$267,029	$260,130
Efficiency ratio (non-GAAP)	59.76%	59.48%	59.18%	60.65%	62.10%

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued) ___ ___

	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Tangible equity:
Shareholders' equity (GAAP)	$2,716,142	$2,701,958	$2,638,787	$2,605,126	$2,560,358
Less: Goodwill and other intangible assets (GAAP)	567,023	567,984	568,962	569,964	570,992
Tangible shareholders' equity (non-GAAP)	$2,149,119	$2,133,974	$2,069,825	$2,035,162	$1,989,366
Total assets (GAAP)	$26,752,147	$26,487,645	$26,350,182	$26,174,930	$26,002,916
Less: Goodwill and other intangible assets (GAAP)	567,023	567,984	568,962	569,964	570,992
Tangible assets (non-GAAP)	$26,185,124	$25,919,661	$25,781,220	$25,604,966	$25,431,924
Tangible equity (non-GAAP)	8.21%	8.23%	8.03%	7.95%	7.82%

Tangible common equity:
Tangible shareholders' equity (non-GAAP)	$2,149,119	$2,133,974	$2,069,825	$2,035,162	$1,989,366
Less: Preferred stock (GAAP)	145,037	145,056	122,710	122,710	122,710
Tangible common shareholders' equity (non-GAAP)	$2,004,082	$1,988,918	$1,947,115	$1,912,452	$1,866,656
Tangible assets (non-GAAP)	$26,185,124	$25,919,661	$25,781,220	$25,604,966	$25,431,924
Tangible common equity (non-GAAP)	7.65%	7.67%	7.55%	7.47%	7.34%

Tangible book value per common share:
Tangible common shareholders' equity (non-GAAP)	$2,004,082	$1,988,918	$1,947,115	$1,912,452	$1,866,656
Common shares outstanding	92,016	92,101	92,034	92,195	92,154
Tangible book value per common share (non-GAAP)	$21.78	$21.59	$21.16	$20.74	$20.26

Core deposits:
Total deposits	$21,385,042	$20,993,729	$20,855,235	$20,458,097	$20,241,657
Less: Certificates of deposit	2,275,897	2,187,756	1,918,817	1,795,871	1,718,193
Brokered certificates of deposit	277,356	280,652	299,674	299,670	299,906
Core deposits (non-GAAP)	$18,831,789	$18,525,321	$18,636,744	$18,362,556	$18,223,558